Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

June 30, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Mickland, Inc.
Statesville, North Carolina

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form 10, General Form for Registration of Securities under Section 12(b) or (g) of the Securities Exchange Act of 1934, filed by Mickland, Inc. of our report dated June 1, 2009, relating to the financial statements of Mickland, Inc., a Nevada Corporation, for the period ending December 31, 2008.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC